 ===============================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                             (AMENDMENT NO.       )


Filed by the Registrant     [X]

Filed by a Party other than the Registrant     [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec.14a-12

                                 ESCALADE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           XXXXXXXXXXXXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)  Title of each class of securities to which transaction applies:......

       2)  Aggregate number of securities to which transaction applies:.........

       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):..................................................

       4)  Proposed maximum aggregate value of transaction:.....................

       5)  Total fee paid:......................................................

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)      Amount Previously Paid:..........................................

       2)      Form, Schedule or Registration Statement No.:....................

       3)      Filing Party:....................................................

       4)      Date Filed:......................................................

===============================================================================

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS





                                                                 March 31, 2000



To the Stockholders of

         Escalade, Incorporated

         You are hereby notified that the Annual Meeting of the Stockholders of Escalade, Incorporated will be held at the offices of the Company, 817 Maxwell Avenue, Evansville, Indiana, on Saturday, April 29, 2000 at 9:00 A.M., local time, for the following purposes:

         1.  To elect to the Board seven (7) Directors as set forth herein.

         2. To approve the appointment of the firm Olive LLP, to serve as independent auditors for the Company for the year 2000.

         3. To transact such other business that may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 31, 2000 will be entitled to vote at the meeting.

         ALL PERSONS WHO FIND IT CONVENIENT TO DO SO ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE SIGN, MARK AND RETURN THE PROXY ENCLOSED WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE.

                                         By order of the Board of Directors

                                                   JOHN R. WILSON

                                      Vice President & Chief Financial Officer

                                 PROXY STATEMENT


         The Board of Directors of Escalade, Incorporated (hereinafter referred to as "Escalade" or the "Company"), 817 Maxwell Avenue, Evansville, Indiana 47717 ((812) 467-1200) is soliciting proxies the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Saturday, April 29, 2000, at 9:00 a.m. local time. Each of the 2,159,866 shares of common stock outstanding on March 31, 2000 is entitled to one vote on all matters acted upon at the meeting and only Stockholders of record on the books of the Company at the close of business on March 31, 2000 will be entitled to vote at the meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted. The proxy statement is being mailed to shareholders on or about March 31, 2000.

         The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by Directors, Officers, and other regular employees of the Company, who will receive no compensation therefore in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

         The Annual Report of the Company for the year of 1999 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.

                            CERTAIN BENEFICIAL OWNERS

         Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition needs not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by its Executive Officers and by the only stockholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of March 31, 2000.

TITLE OF            NAME AND ADDRESS                            AMOUNT AND NATURE               PERCENTAGE
  CLASS             OF BENEFICIAL OWNER                         OF OWNERSHIP                    OF CLASS
------------------------------------------------------------------------------------------------------------
                                                    EXECUTIVE OFFICERS
Common Stock        Robert E. Griffin                                 550,561 (1)                25.5% (1)
                    817 Maxwell Avenue
                    Evansville, Indiana  47717

Common Stock        C. W. "Bill" Reed                                 136,494 (2)                 6.3% (2)
                    817 Maxwell Avenue
                    Evansville, Indiana  47717

Common Stock        John R. Wilson                                     34,750 (3)                 1.6% (3)
                    817 Maxwell Avenue
                    Evansville, Indiana  47717

                                                   OTHER 5% STOCKHOLDERS

Common Stock        Andrew and Charmenz Guagenti                      229,902 (4)                10.6% (4)
                    216 Water Street
                    Newburgh, Indiana  47630


(1) Includes 157,386 shares held by a Family Limited Partnership and 206,720 shares held by his children. Mr. Griffin disclaims beneficial ownership of those shares. Also includes 1,729 shares issuable upon the exercise of outstanding stock options.

(2) Includes 38,350 shares issuable upon the exercise of outstanding stock options.

(3) Includes 16,250 shares issuable upon exercise of outstanding stock options.

(4) Includes 108,355 shares owned by Mr. Guagenti directly and in his directed IRA and 121,547 shares owned by Mrs. Guagenti directly in her directed IRA and as Trustee. Mr. and Mrs. Guagenti each disclaims beneficial ownership of the shares held by the other.

                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

    The Board of Directors voted to set the size of the Board at eight members. All persons proposed for election to the Board of Directors are presently Directors. Those persons whose names are set forth below are standing for election, other than Gerald J. Fox who has informed the Company that he will retire as a director effective at the Annual Meeting. The Board of Directors has not nominated a replacement for Mr. Fox, and accordingly, one Board position will remain vacant at the Annual Meeting. The term of office of the Directors standing for election at the Annual Meeting will be until the next meeting of the stockholders and until their successors are elected and qualified.


                                                                                                        SHARES OF COMMON
Information with respect to each of the Directors is set forth as follows:                            STOCK OF THE COMPANY
                                                                                                      BENEFICIALLY OWNED ON
                                                                                                          MARCH 31, 2000
                                                                              DIRECTOR                       PERCENT OF
NAME AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS                      SINCE (1)   AGE         NUMBER             CLASS
-------------------------------------------------------------------------------------------------------------------------------
YALE A. BLANC - Consultant to Martin Yale Industries, Inc.
(a subsidiary of the Company) . . . . . . . . . . . . . . . . . . . . . .     1972         78          7,400(2)           .3%(2)

GERALD J. FOX - Private Investor, Senior Vice President
of Oppenheimer & Co., Inc. in the Institutional Sales
Department from 1984 till 1992. (3) . . . . . . . . . . . . . . . . .         1968         65         91,196(4)          4.2%(4)

ROBERT E. GRIFFIN - Chairman since May, 1999, Previously
Chairman and Chief Executive Officer of the Company
since February 1994, Previously President and Chief
Executive Officer since 1976 . . . . . . . . . . . . . . . . . . . . . .      1973         65        550,561(5)         25.5%(5)

BLAINE E. MATTHEWS, JR. - Director and Corporate Secretary
of Matthews 1812 House, Inc. since 1979, a mail order
supplier of cakes and food gifts . . . . . . . . . . . . . . . . . . . . . .  1965         62         63,942(6)          3.0%(6)

ROBERT D. ORR - Private Investor, Ambassador to Singapore
from 1989 till 1992 and Governor of the State of Indiana
from 1981 till 1989 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1992         82         55,274(7)          2.6%(7)

C. W. "BILL" REED - President and Chief Executive Officer
since May, 1999, Previously President and Chief Operating
Officer of the Company since February, 1994 and President
of Martin Yale Industries, Inc. since 1980 . . . . . . . . . . . . . . .      1997         53        136,494(8)          6.3%(8)

A. GRAVES WILLIAMS, JR. - Private Investor, President and
Director of The Irwin Company, Wilmington, Ohio,
a manufacturer of drill bits, screwdrivers, measuring tapes
and similar tools, from 1978 till 1993. (3) . . . . . . . . . . . . .         1958         67         31,819(9)          1.5%(9)

KEITH P. WILLIAMS - President of Good Earth Tools, Inc.,
Crystal City, Missouri since 1964, a company specializing
in wear-proofing with tungsten carbide. (3) . . . . . . . . . . . .           1982         72         61,610(10)         2.9%(10)

All  (9) Directors and Executive Officers as a Group . . . . .                                     1,033,046            47.8%

(1) On March 8, 1973 the Board of Directors of the Williams Manufacturing Company became the Board of Directors of Escalade, Incorporated pursuant to an Agreement and Plan of reorganization under which the Williams Manufacturing Company merged into Escalade. The nominees whose period began prior to 1973 were directors of Williams since the dates shown.

(2) Includes 736 shares held by his spouse, Mr. Blanc disclaims beneficial ownership of those shares. Also includes 400 shares issuable upon the exercise of outstanding stock options.

(3) Mr. A. Graves Williams, Jr., Mr. Keith P. Williams, and Karen Williams Fox are first cousins. Mr. Gerald J. Fox is married to Karen Williams Fox. All such persons disclaim beneficial ownership of shares held by any of the foregoing persons of whom he or she is related.

(4) Includes 54,535 shares held by his spouse. Mr. Fox disclaims beneficial ownership of those shares. Also includes 707 shares upon the exercise of outstanding stock options.

(5)   See note (1) under "Certain Beneficial Owners".

(6) Includes 14,000 shares held by his spouse. Mr. Matthews disclaims beneficial ownership of those shares. Also includes 911 shares issuable upon the exercise of outstanding stock options.

(7) Includes 9,999 shares held by his spouse. Mr. Orr disclaims beneficial ownership of those shares.

(8)   See note (2) under "Certain Beneficial Owners".

(9) Includes 81,802 shares held by his spouse. Mr. Williams disclaims beneficial ownership of those shares.

(10) Includes 3,829 shares held by his spouse. Mr. Williams disclaims beneficial ownership of those shares. Also includes 850 shares issuable upon the exercise of outstanding stock options.

      While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors recommend.

      The executive officers of the Company are as follows: Robert E. Griffin (age 65), Chairman, C. W. (Bill) Reed (age 53), President and Chief Executive Officer, and John R. Wilson (age 58), Vice President and Chief Financial Officer. The executive officers' terms expire April 29, 2000.

           BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS


       The Board of Directors of the Company currently consists of two members who are executive officers (Robert E. Griffin and C.W. ("Bill") Reed and six non-employee members (Yale A. Blanc, Gerald J. Fox, Blaine E. Matthews, Jr., Robert D. Orr, A. Graves Williams, Jr., and Keith P. Williams).

       During 1999 the Board of Directors had five meetings. All Directors attended 100% of the Board of Director and Committee meetings except for Mr. Blanc who attended 80% and Mr. Fox who attended 71%.

       The Company has a standing Audit Committee of the Board of Directors. The Audit Committee is composed of Blaine E. Matthews, Jr. and A. Graves Williams, Jr. It held one meeting in 1999. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief accounting officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, and (3) recommend the firm of independent certified public accountants to be engaged by the Company.

       The Board of Directors has a Compensation Committee consisting of Gerald
J. Fox and A. Graves Williams, Jr. This committee met one time in 1999 to review salaries and compensation levels within the Company. The Board of Directors also has a Stock Option Committee consisting of A. Graves Williams, Jr., Gerald J. Fox and Keith P. Williams. This committee met one time in 1999 to review the granting of options. The Board of Directors has no nominating committee.


SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more shareholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for 1999.

                             EXECUTIVE COMPENSATION



SUMMARY


       The following table is a summary of the compensation paid by the Company to Messrs. Griffin, Reed, and Wilson, its executive officers, for the last three years.

                                                            Annual                                Long Term
                                                         Compensation                            Compensation
                                         ------------------------------------------      ---------------------------
Name and                                                               Other Annual       Stock          All Other
Principal                                Salary           Bonus        Compensation       Options       Compensation
Position                   Year            $                $               $ (2)        (# Shares)         $ (3)
-----------------          ----          -------          -------      ------------      ----------     ------------
Robert E. Griffin          1997          116,204          270,000          37,648              --            7,379
Chairman and               1998          118,217          125,282          41,180           1,063          304,588(4)
Director                   1999           65,556(1)        76,970          45,043             666            5,774

C.W. "Bill" Reed           1997          188,208          402,767          18,824          10,000            9,788
President, CEO,            1998          208,824          358,914          20,590          10,493           10,288
and Director               1999          203,161(1)       219,485          22,521          10,357           10,288

John R. Wilson             1997           81,242          146,260          14,062           5,000            6,190
Vice President             1998           84,661          139,857          15,381           5,000            6,591
and CFO                    1999           89,062(1)        99,647          16,824           5,000            6,678

(1) Of the amounts shown, the following was deferred pursuant to the Company's 401K retirement plan; Mr. Griffin ($5,921), Mr. Reed ($9,795) and Mr. Wilson ($8,046). This amount also includes directors fees for Mr. Griffin ($28,000) and Mr. Reed ($15,000).

(2) The amounts shown are the interest earned pursuant to the Company's deferred compensation plan.

(3) In 1999, the amounts shown include the Company's contribution to the 401K retirement plan; Mr. Griffin ($3,947), Mr. Reed ($10,000) and Mr. Wilson ($5,364) and the dollar value of the group term life insurance premiums paid by the Company; Mr. Griffin ($1,827), Mr. Reed ($288) and Mr. Wilson ($1,314).

(4) This amount also includes the dollar value ($297,000) of the benefit of premiums paid by the Company in 1998 for a split-dollar life insurance policy for Mr. Griffin. The Company will be reimbursed for all premiums paid by the Company on this policy in the event of death or from cash value of the policy after 10 years.

                                  STOCK OPTIONS

       The following table shows information concerning individual grants of options to purchase the Company's common stock made in 1999 to the Company's executive officers pursuant to the 1997 Incentive Stock Option Plan.


                                                 INDIVIDUAL GRANTS IN 1999
---------------------------------------------------------------------------------------------------------------------------------
                                        Percent of
                      Options         Total Options
                      Granted           Granted To                                              Potential Realized Value
                     (# Shares)        Employees in      Exercise Price      Expiration     at Assumed Annual Rates of Stock
       Name             (1)            Fiscal Year          ($/Share)           Date       Price Appreciation for Option Term (2)
-----------------    ----------       --------------     --------------      ----------    --------------------------------------
                                                                                               5% ($)               10% ($)
                                                                                           -----------             ---------
Robert E. Griffin            --              --                  --                --              --                    --
C.W. "Bill" Reed         10,000           27.03%             $17.69           3/14/04          48,900               108,000
John R. Wilson            5,000           13.51%             $17.69           3/14/04          24,450                54,000

(1) Of the options granted, none are exercisable in the first year and then 25% of the grant become exercisable in each of the next four years. Issued at market price on day of grant.

(2) Calculated based upon assumed stock prices for the Company's common stock of $22.58 and $28.49, respectively, if 5% and 10% annual rates of stock appreciation are achieved over the full term of the option. The potential realizable gain equals the product of the number of shares underlying the stock option grant and the difference between the assumed stock price and the exercise price of each option.

     The following table shows information on the Company's executive officers exercise of stock options during 1999 and the number of outstanding stock options held by such persons and the possible value of such options as of December 25, 1999.


                                  AGGREGATED OPTION EXERCISES IN 1999 AND YEAR END OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Value of
                                                                             Number of             Unexercised
                                                                            Unexercised            In-The-Money
                                 Shares                                      Options At             Options At
                                Acquired                                      12/25/99               12/25/99
                                   on                  Value                Exercisable/           Exercisable/
                                Exercise              Realized             Unexercisable          Unexercisable
       Name                       (#)                 $ (1)                    (#)                   $ (2)
-----------------               --------              --------             -------------          -------------
Robert E. Griffin                    --                    --               1063 / 666             4,178 / 0
C.W. "Bill" Reed                 11,500               135,125              7,993 / 22,875        52,437 / 19,650
John R. Wilson                    7,000                78,962              2,500 / 11,250         4,913 / 9,825

(1) Value is calculated by determining the difference between the per share exercise price and the per share fair market value of the common stock as of the exercise date, multiplied by the number of shares acquired upon the exercise of the options.

(2) The value of unexercised options is calculated by determining the difference between $13.81 per share, the last reported sale price of the common stock on the Nasdaq National Market on December 23, 1999, and the exercise price of the option as of such date, multiplied by the number of shares subject to the option.

COMPENSATION OF DIRECTORS

     During 1999 all Directors of the Company except Mr. Griffin received a retainer of $5,000 and a regular meeting fee of $2,000 for each meeting attended. The Chairman of the Audit Committee and the Compensation Committee received a $1,000 Chairman fee. Directors are reimbursed for their expenses incurred for attending the meetings.

     Mr. Griffin received $18,000 for performing his duties as Chairman of the Board and for serving on the Board of Directors and its committees. Mr. Griffin also receives a fee of $2,000 for each meeting attended.

     Some of the Directors elected to receive some of these fees in shares of the Company's common stock pursuant to the 1997 Director Stock Compensation and Option Plan which was approved by shareholders at the 1997 annual meeting. Those shares will not be issued until April 28, 2000. In 1999 there were 4,256 shares issued and 2,128 stock options issued pursuant to the plan.


COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive compensation is determined by the Compensation Committee of the Board of Directors. Stock option grants are determined by the Stock Option Committee of the Board of Directors. Both committees are comprised entirely of non- management Directors. Based on the Company's past compensation practices, the Company does not currently believe that Section 162 (m) of the Internal Revenue Code, which limits the deductibility of executive compensation in certain events, will adversely affect the Company's ability to obtain a tax deduction for compensation paid to its executive officers.


                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's compensation package for its executive officers consists primarily of base salary, incentive profit sharing bonuses and stock option grants. Stock option grants are determined by the Stock Option Committee and are discussed under that Committee's separate report. Base salaries and incentive profit sharing bonuses are determined by this Committee.

     In general, base salary levels are set at the beginning of each year at levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure. The primary considerations in determining whether base salaries will be adjusted is the Company's income level generated in the previous year and any changes in level of responsibility. The Committee also subjectively reviews the individual performance of each executive officer. For 1999, the Committee believed that base salaries for executive officers and other management employees could be increased within a range of 3 to 6%. The Committee increased Mr. Reed's base salary by 3% for 1999.

     This Committee believes that a significant portion of total annual cash compensation should be subject to the Company's actual performance achieved in that year. Consequently, the incentive profit sharing bonuses of the Company's executive officers can be a significant percentage of their overall compensation. Each of the Company's subsidiaries has in place an incentive profit sharing plan where the amounts payable thereunder are based primarily upon the subsidiary's after tax return on equity and after tax return on assets and, to a lesser degree, upon the results of customer satisfaction surveys. At the beginning of each year, the Committee reviews, approves and/or modifies target levels suggested by management for each of these three components for each subsidiary.

     If the subsidiary meets or exceeds its targets in one or more of the performance components, a bonus pool is created with respect to such component for payment to the subsidiary's employees. An additional 20% of any amounts payable under the subsidiary's incentive profit sharing plan is payable to the Company. The Company in turn distributes the incentive compensation received from each subsidiary to the Company's executive officers based on a pre-determined percentage. Accordingly, each executive officer's incentive profit sharing is directly linked to the performance by each of the Company's operating subsidiaries. The percentage and amount attributable to each individual executive officer is reviewed by this Committee on an annual basis. This Committee approved Mr. Reed's portion, under the plan, of $219,485 for 1999.

     In 1999, the Company's office and graphic arts machines and equipment subsidiary and the company's sporting goods subsidiaries exceeded their target levels for each of the three incentive profit sharing components and a bonus pool was created with respect to those operations. Therefore, the 1999 bonus amounts paid to Mr. Reed and the Company's other executive officers were generated from the Company's office and graphic arts machines and equipment subsidiary and the Company's sporting goods subsidiaries. After incentive profit sharing and taxes the Company's consolidated net income of $6,099,936 generated a return on assets (on average beginning and ending assets) of 9.4% and a return on equity (on beginning equity) of 22.8%.


       Gerald J. Fox                            A. Graves Williams, Jr.



                        REPORT OF STOCK OPTION COMMITTEE

     The Company maintains a Stock Option Committee of the board of Directors, whose primary purpose is to determine annual stock option grants to the Company's executive officers and other eligible employees. The Stock Option Committee continues to believe that stock options are an effective incentive to encourage stock ownership by officers and key employees of the Company and its subsidiaries so that those persons acquire or increase their proprietary interest in the success of the Company.

     Shareholders approved the 1997 Incentive Stock Option Plan at the 1997 annual meeting. Pursuant to that plan the committee felt it was appropriate to grant stock options to certain executive officers of the Company in 1999. The committee granted Mr. Reed 10,000 options.


A. Graves Williams, Jr.            Gerald J. Fox            Keith P. Williams



               COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     In 1999, Messrs. Fox, Graves Williams and Keith Williams were non-employee Directors of the Company and comprised the Company's Compensation and Stock Option Committees. No other Director or executive officer of the Company serves on any board of directors or compensation committee of any entity which compensates any of Messrs. Fox, Graves Williams or Keith Williams.



FINANCIAL PERFORMANCE

     The graph below compares the Company's cumulative shareholder return on Company common stock to a broad equity market index and to an industry index for the past five years. The broad equity market index selected by the Company is the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) which includes all domestic companies traded on the Nasdaq market as are the Company's shares. The published industry index selected by the Company is the Nasdaq Total Return Industry Index for Nasdaq Non-Financial Stock which is comprised of all Nasdaq traded companies having the standard industrial classification (SIC) code of 1 through 59 and 70 and above, which are all of the non-financial industries
(SIC) codes. The Company's SIC code falls within these parameters and the Company is not aware of any other single company that is engaged in both the same industries as Escalade.

     The following graph assumes the investment of $100 in the Company's common stock on December 30, 1994 and the investment of an equal amount in each of the above referenced indices.

                          1994          1995            1996           1997           1998           1999
                          ----          ----            ----           ----           ----           ----
Escalade                 100.00         82.24          191.89         312.50         411.18         302.85
Nasdaq U.S.              100.00        141.34          173.89         213.07         300.25         542.43
Nasdaq Non-Financia      100.00        139.26          169.16         198.09         290.32         559.35


The Company's line graph has been plotted based upon its actual year end dates which is the last Saturday in December of each year. The line graphs for each of the two indices have been plotted based upon the last trading date in such calender years.


OTHER SECURITIES FILINGS

     The information contained in this Proxy Statement under the sub-headings "Compensation and Stock Option Committee Report on Executive Compensation" and "Financial Performance" are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).

                                   ITEM NO. 2
                              APPROVAL OF AUDITORS

     The Management proposes and recommends that the Stockholders approve the selection by the Board of Directors of the firm of Olive LLP to serve as independent auditors for the Company for the year 2000. The firm has served as independent auditors for the Company since 1977. Audit services performed by Olive LLP during the fiscal year most recently completed include examinations of the financial statements of the Company and its subsidiaries, services related to filings with the Securities and Exchange Commission, and consultations on matters related to accounting, financial reporting and filing of Federal and State Income Tax Returns.

     In the event the appointment of Olive LLP, as independent auditors for 2000 is not approved by the shareholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 2000 will be permitted to stand unless the Board finds other good reason for making a change. Management recommends a vote "FOR" the approval of the appointment of Olive LLP.



                       RESULTS OF THE 1999 ANNUAL MEETING

     2 ,655,127 shares or 85.1 % of the outstanding shares of the Company were voted in person or by proxy at the 1999 annual meeting which was held April 24, 1999. The proposals to elect to the Board eight Directors, and to approve the appointment of Olive LLP to serve as independent auditors for the Company for the year 1999 were approved by the shareholders.



                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Shareholder proposals for shareholder action at the 2001 annual meeting must be presented in writing at the offices of the Company on or before January 15, 2001. Any shareholder who intends to propose any other matter to be acted upon at the 2001 annual meeting of shareholders must inform the Company no later than March 10, 2001. If notice is not provided by that date, the persons named in the Company's proxy for the 2001 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2001 annual meeting. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible shareholder motions under the Corporation law of the State of Indiana will be included on the 2001 meeting docket.


                                 OTHER BUSINESS

     The management does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. If any matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.

                                          By order of the Board of Directors



                                                    JOHN R. WILSON
                                      Vice-President & Chief Financial Officer

                             ESCALADE, INCORPORATED

                 817 Maxwell Avenue, Evansville, Indiana 47717


                                   PROXY CARD
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


         The undersigned hereby appoints Robert E. Griffin, Yale A. Blanc, and
A. Graves Williams, Jr. as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Escalade, Incorporated, held of record by the undersigned on March 31, 2000 at the annual meeting of shareholders to be held on April 29, 2000 or any adjournment thereof.



1. ELECTION OF DIRECTORS:

For all nominees [ ]     Withhold Authority to vote for  [ ]      Exceptions [ ]
listed below             all nominees listed below

Nominees: Yale A. Blanc, Robert E. Griffin, Blaine E. Mathews, Jr.,
          Robert D. Orr, C.W. "Bill" Reed, A. Graves Williams, Jr., Keith P. Williams


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED):


-----------------------------------------------------------------------------


2. PROPOSAL TO APPROVE THE APPOINTMENT OF OLIVE LLP, as the independent public accountants.

        [ ]  FOR         [ ] AGAINST         [ ] ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.





Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


------------------------------------------------------------------------
Signature

------------------------------------------------------------------------
Signature if held jointly




Dated,                                            , 2000
      -------------------------------------------

PLEASE MARK SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.